UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

SAB BIOTHERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2023, SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”) entered into a settlement agreement with Ladenburg Thalmann & Co. Inc. (the “2023 Ladenburg Agreement”, and the action brought by Ladenburg, the “Ladenburg Action”), effective March 23, 2023. In connection with the Ladenburg Agreement, on March 24, 2023, the Company (i) issued to Ladenburg a warrant to purchase up to 300,000 shares of common stock, exercisable for three years from the date of issuance at $0.5424 per share; and (ii) furnished to Ladenburg a one-time cash payment of $500,000. Pursuant to the terms and subject to the conditions set forth in the 2023 Ladenburg Agreement, the Company will (i) no later than June 30, 2023, pay $1.5 million to Ladenburg in cash or shares of common stock, at the Company’s option; and (ii) no later than December 31, 2023, pay $1.1 million to Ladenburg in cash or shares of common stock, at the Company’s option. Following the completion of the Company’s obligations under the Ladenburg Agreement, Ladenburg has agreed to dismiss the Ladenburg Action with prejudice and extinguish any and all obligations of the Company in connection therewith. Any issuance of securities under the Ladenburg Agreement has been made or shall be made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act  of 1933, as amended (the “Securities Act”), as transactions not involving a public offering, and Rule 506 of Regulation D promulgated under the Securities Act.

Item 3.02.  Unregistered Sales of Equity Securities

The information included in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the Company’s ability to fulfill its obligations under the 2023 Ladenburg Agreement.

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with or submissions to, the SEC, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	March 24, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer